SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events

Achillion Pharmaceuticals, Inc. (the “Company”) announced today results from two ongoing clinical trials. In a six-week trial consisting of ACH-3102, a second generation NS5A inhibitor, and sofosbuvir in treatment-naïve genotype 1 HCV-infected patients, the Company reported 100% sustained viral response after four weeks of cessation of dosing, or SVR4. This study is an interferon-free, ribavirin-free, Phase 2 open-label, randomized study to evaluate the efficacy, safety, and tolerability of six weeks of 50 mg of ACH-3102 and 400 mg of sofosbuvir, a marketed nucleotide polymerase inhibitor, once daily, in treatment-naïve genotype 1 HCV-infected patients. The primary objective of the study is determination of sustained viral response 12 weeks after completion of therapy, or SVR12.

The Company also announced today interim study results demonstrating that ACH-3422 achieved proof-of-concept in a Phase 1 trial for patients with treatment-naïve genotype 1 HCV. In the 700 mg dose group, mean maximal reduction in HCV viral RNA load of 4.8 log10 IU/ml was observed within 14 days with 3 out of 6 patients achieving undetectable HCV RNA (<10 IU/mL, “target not detected”). The pharmacodynamic characteristics of ACH-3422 provided sustained antiviral activity resulting in an additional 1.4 log10 reduction in HCV RNA between day 7 and day 14 of dosing.

The Company will host a conference call and simultaneous webcast on Monday, December 22, 2014 at 8:30 a.m. Eastern time. To participate in the conference call, please dial (866) 205-4820 in the U.S. or (419) 386-0004 for international callers. A live audio webcast of the call will be accessible at http://www.achillion.com or http://ir.achillion.com.

The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 22, 2014	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

Exhibit Index

99.1	Press Release dated December 22, 2014